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                                  EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. ss 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the quarterly report of Paradigm Medical Industries, Inc. (the "Company") on Form 10-QSB for the period ending March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Cory N. Johnson, Controller, Treasurer and Secretary, certify, pursuant to 18 U.S.C. ss1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

         (a) the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (b) the information contained in the report fairly presents, in all material respect, the financial condition and result of operations of the Company.




                                    /s/ Luis A. Mostacero
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 Date: May 21, 2007                Luis A. Mostacero, Vice President of Finance,
                                   Treasurer and Secretary











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